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Investor Contacts:	Company Contacts:
Lippert/Heilshorn & Associates	Entropin, Inc. (Entropin@aol.com)
Bruce Voss (Bvoss@lhai.com)	Dr. Thomas G. Tachovsky, President and CEO
Zachary Bryant (Zbryant@lhai.com)	Patricia G. Kriss, CFO and VP—Finance & Administration
(310) 691-7100	(760) 775-8333

ENTROPIN REPORTS ADDITIONAL ESTEROM® MECHANISM OF ACTION
DISCOVERIES, PROVIDES PHASE II/III CLINICAL TRIAL UPDATE

Esterom® found to prevent both primary and secondary pain in lab experiments

INDIO, Calif. (June 13, 2002)—Entropin, Inc. (Nasdaq: ETOP, ETOPW), a specialty pharmaceutical company developing new topical therapeutics for painful soft tissue injuries and diseases, today reported new mechanism of action discoveries for its drug Esterom® based on research conducted by Gary Strichartz, Ph.D., Professor of Anesthesia and Director of the Pain Research Center at Harvard Medical School and a world expert on pain and pain control.

In January, the Company reported that Dr. Strichartz and his team of researchers identified Esterom® as a potent analgesic (pain suppressant). Results of that study revealed Esterom® effectively blocks nerve impulse conduction and has long-lasting properties to reduce and manage pain. In his current research, Dr. Strichartz discovered that Esterom® is also effective in relieving both primary and secondary hyperalgesia (elevated pain) caused either by injury or incisions. Dr. Strichartz believes that there is currently no single product on the market that treats both types of hyperalgesia.

Primary hyperalgesia results from the direct effects of injury to skin and nerve tissue; secondary hyperalgesia involves the increased pain sensitivity of the surrounding tissue, several centimeters away from the injury. Secondary hyperalgesia is an indirect result of injury that arises from nerve impulses stimulated in pain fibers at the site of injury and radiating out to the surrounding tissue through peripheral branching nerves or by connections in the spinal cord. The underlying mechanisms for primary and secondary hyperalgesia are different, and their treatments and susceptibility to drug therapy also differ, but both forms of hyperalgesia should be treated in order to properly minimize post-injury pain. Esterom® is unique in that it has the potential to treat both primary and secondary pain.

Dr. Thomas G. Tachovsky, Ph.D., Entropin's President and CEO stated, "The finding that Esterom® can relieve both primary and secondary hyperalgesia is medically important, and a key development for Entropin. Such treatment could improve post-operative mobility, decrease patient discomfort and speed recovery while minimizing the need for additional post-operative analgesics, such as morphine." The discovery supports the hypothesis that post-incisional elevated pain can be dealt with by a safe, local injection of a new analgesic—Esterom®. Dr. Tachovsky added, "This discovery represents a new application and potentially opens new markets for Esterom®."

"We continue to believe Esterom® has the potential to replace other current therapeutics for treating impaired physical function resulting from soft tissue injuries and diseases, including such conditions as tendonitis, impingement syndrome, bursitis, lower back strain and possibly forms of arthritis. We can now envision many other potential applications in the areas of pain reduction and pain management," stated Dr. Tachovsky.

Dr. Strichartz's commented, "Every patient experiences pain at and around the site of a surgical incision, often lasting for a day or two after the surgery, sometimes longer. The pain is unusually sensitive to movement and not only prodding of the skin around the wound, but even as simple an action as turning in bed, reaching for a switch to call for a nurse, or sitting up in bed can be anguishingly painful. Therefore, a means to reduce or abolish post-incisional pain and/or pain from injury is a desirable goal in medical research."

Dr. Strichartz continues, "In very recent laboratory experiments, using a model for mechanical sensitivity to prodding with nylon monofilaments, of different thickness, at various distances from an incision on a rat's back, we have investigated the ability of Esterom® to prevent primary and secondary hyperalgesia. Comparisons of the hyperalgesia over time after the incision, with and without Esterom®, show that Esterom® abolishes 80-90% of the primary hyperalgesia, and 90-100% of the secondary hyperalgesia."

"We conducted almost identical studies with bupivacaine, a frequently used clinical local anesthetic, combined with epinephrine (an agent that constricts local blood vessels and thereby extends the duration of nerve block by bupivacaine); these two were used in a dose that duplicated the local anesthetic action of Esterom® in intact skin, in other words, in an 'equipotent' dose. Despite this equi-analgesic action in intact skin, the bupivacaine plus epinephrine treatment was less effective in suppressing primary hyperalgesia (40-60% reduction) and almost ineffective on secondary hyperalgesia."

Dr. Tachovsky concluded, "We are very excited about this discovery of Esterom®'s additional properties and will continue our research efforts to fully define Esterom®'s mechanism of action.

Additional Research on Entropin's Mechanism of Action

In addition to the work being done by Dr. Strichartz at Harvard Medical School, Entropin has engaged the services of Frank Porreca, Ph.D. at the University of Arizona's College of Medicine to evaluate the effects of Esterom® and its compounds in acute and chronic pain models. Dr. Porreca is a professor of pharmacology and anesthesiology at the College of Medicine at the University of Arizona whose research interests include the neurobiology of pain, sensory neural systems and neural plasticity. Dr. Porreca's work in the areas of acute and chronic pain is well known and respected within the scientific community.

Phase II/III Clinical Trial Update

"Patient enrollment in our Phase II/III study with Esterom® treating impaired range of motion associated with acute painful shoulder is nearing completion. We have now enrolled 138 patients. Additional patients are being screened daily and we have been enrolling five to eight patients per week," reported Dr. Tachovsky. "Once we have reached our enrollment goal of 150 patients, we will begin the task of verifying the data we have gathered. When we have a clean database, we can begin analyzing the results of the clinical trial. We remain on target to announce the results of our Phase II/III clinical trial by the end of the third quarter," concluded Dr. Tachovsky.

About Entropin

Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of Esterom®, a novel topical therapeutic for the treatment of painful soft tissue injuries that result in painful range-of-motion limiting medical conditions. It is management's opinion that Esterom® has the potential to replace other current therapeutics for treating conditions such as tendonitis, impingement syndrome, bursitis and lower back sprain, and possibly, forms of arthritis.

Statements in this press release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. In addition, results for interim periods are not necessarily indicative of results to be expected for the full year. No assurances can be given, for example, that the Company will successfully complete clinical trial, obtain regulatory approvals, implement its business strategy, develop its current products, or any new products it may pursue, or be able to manufacture or successfully commercialize such products. Actual results may differ materially from those described in this press release due to risks and uncertainties that exist in the Company's operations, including, without limitation, the ability to successfully complete development and commercialization of products, including the cost, scope and results of pre-clinical and clinical testing, the ability to successfully complete product research and further development, including pre-clinical and clinical studies, the time, cost and uncertainty of obtaining regulatory approvals, the ability to obtain substantial additional funding, the ability to develop and commercialize products before competitors and other factors detailed from time to time in filings with the Securities and Exchange Commission including, without limitation, the Company's Annual Report on Form 10-K for the most recent fiscal year end and the Company's most recent Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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ENTROPIN REPORTS ADDITIONAL ESTEROM® MECHANISM OF ACTION DISCOVERIES, PROVIDES PHASE II/III CLINICAL TRIAL UPDATE
Esterom® found to prevent both primary and secondary pain in lab experiments